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                                                                      Exhibit 99

                                             TRW Inc.
NEWS RELEASE                                 1900 Richmond Road       [TRW LOGO]
                                             Cleveland, OH 44124

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For Immediate Release                        Contact

                                             Jay McCaffrey
                                             216.291.7179

TRW ANNOUNCES SALE OF $1 BILLION OF DEBT SECURITIES

CLEVELAND, Ohio, June 18, 1999 -- TRW Inc. (NYSE: TRW) announced today the sale of $1 billion in aggregate principal amount of debt securities. The securities consist of $575 million aggregate principal amount of Floating Rate Notes due 2000 and $425 million aggregate principal amount of 6.45% Notes due 2001.

The proceeds from the sale of the securities will be used to repay a portion of the commercial paper borrowings incurred in connection with TRW's acquisition of LucasVarity plc. The securities have been sold in a private placement under Rule 144A under the Securities Act of 1933.

The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

TRW provides advanced technology products and services for the global automotive, aerospace, and information systems markets.

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